UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2013
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Costs Associated With Exit or Disposal Activities.

On March 19, 2013, the Board of Directors of Post Holdings, Inc. (the “Company”) conditionally approved a recommendation to close the Company's Modesto, California plant, subject to discussions with the union representing the hourly employees at the Modesto plant.  Subsequently, the Company and the union discussed and evaluated alternatives to the potential plant closure, however, on April 3, 2013, the Company's management made the decision to proceed with closing the Modesto plant.  The transfer of production capabilities and closure of the plant is currently expected to be completed by September 2014.

The Company currently expects to incur pre-tax cash charges of approximately $10.7 million in connection with the closure and transfer of production capabilities to other Company facilities. Components of the pre-tax cash charges include approximately $3.6 million in severance and related expenses, $4.0 million in other plant closure related expenses and $3.1 million in charges for establishing production capabilities and the start-up of production in other Company facilities.  The Company estimates that approximately $2.2 million, $7.2 million, $1.0 million and $0.3 million of the cash charges will be incurred in fiscal years 2013, 2014, 2015 and 2016, respectively.  The Company also expects to incur significant non-cash charges for accelerated depreciation expense the amount of which is not currently reasonably estimable subject to completion of an appraisal of the property.  When the Company is able to make a good faith estimate of the amount of accelerated depreciation expense, it will file an amendment to this Current Report on Form 8-K and disclose the estimate.   The Company further expects to incur a noncash curtailment loss of between $1.5 million and $2.5 million related to the Company's defined benefit pension plan for US employees.
Upon completion of the transfer and start-up of production at other Company facilities, which is estimated to require capital expenditures of approximately $29.8 million, the Company expects to achieve net pretax annual cash manufacturing cost savings of approximately $14.0 million.
A copy of the Company's press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
This Form 8-K contains forward-looking statements which use the word “expects,” “estimates” or the phrase “currently expects.” Actual events or results may differ materially from those statements. For information about the factors that could cause such differences, please refer to the Company's Annual Report on Form 10-K for the year ended September 30, 2012, including the information set forth under the caption “Cautionary Statement Regarding Forward-Looking Statements.”
Item 9.01.        Financial Statements and Exhibits.
(d) Exhibits.

Number	Description
Exhibit 99.1	Press Release dated April 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 4, 2013	Post Holdings, Inc.
(Registrant)

	By:	/s/ Robert V. Vitale
Name: Robert V. Vitale
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 4, 2013.

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